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                                                             EXHIBIT 24(B)





                                                    CONSENT OF COOPERS & LYBRAND
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          CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this registration statement on Form S-4 of our report dated January 15, 1993, on our audit of the consolidated financial statements of First Bancorporation of Ohio and subsidiaries which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the captions "Accounting Treatment of Merger" and "Experts."


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


Akron, Ohio                        /s/ Coopers & Lybrand
January 12, 1994                   Coopers & Lybrand


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